Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2011 Incentive Plan of Move, Inc. of our reports dated February 18, 2011, with respect to the consolidated financial statements and schedule of Move, Inc. and the effectiveness of internal control over financial reporting of Move, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, California

June 27, 2011